Exhibit (16)

                          AMERICA'S UTILITY FUND, INC.

                     Schedule of Computation of Performance

(1) Average Annual Total Returns Pursuant to SEC Standardized Formula

SEC Formula:

                                  P(1+T)^n=ERV

where:

  P = initial payment of $1,000
  T = average annual total return
  n = number of years
ERV = ending redeemable value of a hypothetical $1,000 payment at the beginning of 1, 5 or 10 year periods at the end of such periods

        Average Annual Total Return for the period
        1/1/96 through 12/13/96:

                                  P(1+T)^n=ERV

          P = $1,000
          n = 1
        ERV = $1,055
          T = 5.46%

        Average Annual Total Return for the period
        5/5/92 through 12/13/96:

                                  P(1+T)^n=ERV

          P = $1,000
          n = 4.660273973
        ERV = $1,538
          T = 9.67%

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(2) Cumulative Total Return Pursuant to Non-Standardized Formula

Formula:

                                CTR + (ERV-P)/P

         P = initial payment of $1,000
       ERV = ending redeemable value of a hypothetical $1,000 payment at the beginning of 1, 5 or 10 year periods at the end of such periods CTR = aggregate total return of the investment over the specified period

        Cumulative Total Return for the period 5/5/92 through 12/31/96:

                                CTR = (ERV-P)/P

         P = $1,000
       ERV = $1,538
       CTR = 53.75%

(3) Yield Pursuant to SEC Standardized Formula

        SEC Formula:

                          YIELD = 2*[((a-b)/cd+1)^6-1]

        a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of shares outstanding during the period that were entitled to receive dividends
        d = the maximum offering price per share on the last day of the period

              Yield for the 30-day Period Ended December 31, 1996

                          YIELD = 2*[((a-b)/cd+1)^6-1]

        a = 603,301
        b = 136,726
        c = 5,525,276
        d = 25.07

        YIELD = 4.08%